As filed with the Securities and Exchange Commission on February __, 2002

                                                    Registration No. 333-_______


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  dELiA*s Corp.
             (Exact name of registrant as specified in its charter)


          Delaware                                          13-3963754
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                               Number)


                                435 Hudson Street
                            New York, New York 10014
                                 (212) 807-9060
               (Address of principal executive offices) (Zip code)

                         ------------------------------

      Stock Option Agreement between dELiA*s Inc. and Gary Sugarman, dated
                     July 10, 1998, as subsequently amended
                            (Full title of the plan)


                                EDWARD D. TAFFET
                    Senior Vice President and General Counsel
                                  dELiA*s Corp.
                                435 Hudson Street
                            New York, New York 10014
                                 (212) 807-9060
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         ------------------------------


================================================================================

                         CALCULATION OF REGISTRATION FEE



----------------------------------------------------------------------------------------------------------
                                          Proposed              Proposed                Amount of
Title of Securities     Amount to be      maximum offering      maximum aggregate       Registration
to be registered        registered        price per share       offering price          Fee
----------------------------------------------------------------------------------------------------------
Class A Common
Stock,                  175,500 shares    $3.353(1)             $588,451.50(1)          $54.14
par value $.01 per
share

==========================================================================================================
Class A Common
Stock,                  263,250 shares    $9.038(2)             $2,379,253.50(2)        $218.89
par value $.01 per
share

----------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $3.353 per share with respect to options granted to purchase 175,500 shares of Class A Common Stock.


(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $9.038 per share with respect to options granted to purchase 263,250 shares of Class A Common Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents By Reference.
     ------  ---------------------------------------

     The following  documents filed with the Securities and Exchange  Commission
by  dELiA*s   Corp.,  a  Delaware   corporation   (the   "Corporation"   or  the
"Registrant"), are incorporated herein by reference:

               (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended February 3, 2001.

               (b)  Amendment No. 1 to Form 10-K filed on June 4, 2001.

               (c) The Corporation's Quarterly Report on Form 10-Q for the quarters ended on May 5, 2001, August 4, 2001 and November 3, 2001.

               (d) The Corporation's Forms 8-K filed on June 6, 2001, June 22, 2001 and October 10, 2001.

               (e) The description of the Class A Common Stock contained in the Corporation's Registration Statement on Form 8-A, as filed with the Commission on February 3, 1999, as amended by the Corporation's Registration Statement on Form 8-A filed on January 19, 2001.

                    All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all remaining securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents.

                    Any  statement  in a document  incorporated  or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4. Description of Securities.
     ------  -------------------------

     Not applicable.

     Item 5. Interest of Named Experts and Counsel.
     ------  -------------------------------------

     Edward D. Taffet is Senior Vice President and General Counsel for dELiA*s Corp. Mr. Taffet owns options to purchase 40,000 shares of Class A Common Stock.

     Item 6. Indemnification of Directors and Officers.
     ------  -----------------------------------------

          Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

          As permitted by the Delaware General Corporation Law, the Registrant's restated certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (iv) for any transaction from which the director derived an improper personal benefit.

          As permitted by the Delaware General Corporation Law, the bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (ii) the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law, (iii) the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, and (iv) the rights conferred in the bylaws are not exclusive.

          The indemnification provisions in the Registrant's restated certificate of incorporation and in its bylaws may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act.

          The  Registrant  has  obtained   directors'  and  officers'  insurance
providing indemnification for its directors and officers.

     Item 7. Exemption from Registration Claimed.
     ------  -----------------------------------

     Not applicable.

     Item 8. Exhibits.
     ------  --------

     4.1 Restated Certificate of Incorporation of the Corporation (incorporated herein by reference to Annex B to the Joint Proxy Statement/Prospectus which forms a part of the Registrant's Registration Statement on Form S-4 (Registration No. 333-44916)).

     4.2 By-laws of the Company (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-71123)).

     *5 Opinion of Edward D. Taffet, Esq., Senior Vice President and General Counsel to the Corporation.

     *23.1  Consent of Ernst & Young LLP.

     *23.2  Consent of Deloitte & Touche LLP.

     *23.3 Consent of Edward D. Taffet, Esq., Senior Vice President and General Counsel to the Corporation (included in Exhibit 5).

     24     Powers of Attorney: Included on Page II-6.

-----------------------
*  Filed herewith.

     Item 9. Undertakings.
     ------  ------------

     (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in value of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume or price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on February 25, 2002.


                                   dELiA*s Corp.



                                        /s/ Stephen I. Kahn
                                        ----------------------------------------
                                   By:  Name:  Stephen I. Kahn
                                        Title: Chairman of the Board and Chief
                                        Executive Officer




                               POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Stephen I. Kahn, Edward D. Taffet and Dennis Goldstein, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of dELiA*s Corp. and any or all amendments (including post-effective amendments) thereto, to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signatures                      Title
----------                      -----


/s/ Stephen I. Kahn
----------------------------
Stephen I. Kahn                 Chairman of the Board, Chief  Executive  Officer
                                and  Director (principal executive officer)


/s/ Dennis Goldstein
----------------------------
Dennis Goldstein                Chief Financial Officer and Treasurer (principal
                                financial  and  accounting officer)


/s/ Christopher C. Edgar
----------------------------
Christopher C. Edgar            Vice Chairman, Executive Vice President and
                                Director


/s/ Andrea Weiss
----------------------------
Andrea Weiss                    President and Director


/s/ Evan Guillemin
----------------------------
Evan Guillemin                  Chief Operating Officer and Director


/s/ Clare R. Copeland
----------------------------
Clare R. Copeland               Director


/s/ S. Roger Horchow
----------------------------
S. Roger Horchow                Director


/s/ Geraldine Karetsky
----------------------------
Geraldine Karetsky              Director


/s/ Timothy U. Nye
----------------------------
Timothy U. Nye                  Director

Signatures                      Title
----------                      -----


/s/ Joseph J. Pinto
----------------------------
Joseph J. Pinto                 Director


/s/ Douglas R. Platt
----------------------------
Douglas R. Platt                Director

                                  Exhibit Index


Exhibit No.                          Document
-----------                          --------


    4.1 Restated Certificate of Incorporation of the Corporation (incorporated herein by reference to Annex B to the Joint Proxy Statement/Prospectus which forms a part of the Registrant's Registration statement on Form S-4 (Registration No. 333-44916)).


    4.2        By-laws of the Company  (incorporated by reference to Exhibit 3.2
               to   the   Registrant's   Registration   Statement  on  Form  S-1
               (Registration No. 333-71123)).


    *5 Opinion of Edward D. Taffet, Esq., Senior Vice President and General Counsel to the Corporation.


    *23.1      Consent of Ernst & Young LLP.


    *23.2      Consent of Deloitte & Touche LLP.


    *23.3 Consent of Edward D. Taffet, Esq., Senior Vice President and General Counsel to the Corporation (included in Exhibit 5).


    24         Powers of Attorney: Included on Page II-6.

-----------------------

*  Filed herewith.

                                                                       Exhibit 5

                                          February 25, 2002

The Board of Directors
dELiA*s Corp.
435 Hudson Street
New York, New York 10014

Dear Sirs:

     I am Senior Vice President and General Counsel of dELiA*s Corp., a Delaware corporation(the "Company"), and have acted as counsel for the Company in connection with the Registration Statement on Form S-8 with exhibits thereto (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder, relating to the registration of 438,750 shares (the "Shares") of the Company's Class A Common Stock, par value $.01 per share, in connection with the Stock Option Agreement between dELiA*s Inc. and Gary Sugarman, dated July 10, 1998, as subsequently amended by Letter Agreement between dELiA*s Inc. and Gary Sugarman, dated September 15, 1998, and as subsequently adjusted pursuant to the merger between dELiA*s Inc. and iTurf Inc. (the "Stock Option Agreement").

     I am familiar with the preparation of the Registration Statement and have made such further investigation as I have deemed pertinent and necessary as a basis for this opinion.

     Based upon, and subject to, the foregoing, it is my opinion that the Shares are duly authorized and, when issued in accordance with the terms of the Stock Option Agreement, and upon compliance with applicable securities laws, will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Very truly yours,


                                          /s/ Edward D. Taffet
                                          ----------------------
                                          Edward D. Taffet

                                                                    Exhibit 23.1




                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 Registration No. 333-xxxxx) pertaining to the Stock Option Agreement between dELiA*s Inc. and Gary Sugarman, dated July 10, 1998, as subsequently amended, of our report dated March 20, 2001, except for Notes 4, 9 and 14, as to which the date is May 4, 2001, with respect to the consoldiated financial statements of dELiA*s Corp. included in its Annual Report (Form 10-K) for the year ended February 3, 2001, filed with the Securities and Exchange Commission.



ERNST & YOUNG LLP



New York, New York
February 25, 2002

                                                                    Exhibit 23.2




                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Delia*s Corp. on Form S-8 of our reoprt dated March 30, 1999 (April 14, 1999 as to Note 1 sentences 2 and 3), appearing in the Annual Report on Form 10-K of Delia*s Corp. for the fiscal year ended February 3, 2001.



DELOITTE & TOUCHE LLP


New York, New York
February 25, 2002